Exhibit 1

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.3.0029520-8

Publicly-Held Company

NOTICE TO THE MARKET

Oi S.A. (“Oi” or the “Company”) informs its shareholders and the market in general that, on this date, Syzygy Capital Management Ltd filed an insolvency proceeding in The Netherlands Court against Oi Brasil Holdings Cooperatif U.A. (“Oi Brasil Holdings”), one of Oi’s financial vehicles in The Netherlands, based on the default by Oi Brasil Holdings of bonds that it had issued in the aggregate principal amount of US$800,000. This aggressive action by a minority holder was not unexpected, and Oi is fully prepared to take all available measures, including in The Netherlands, to protect against such actions and does not expect any impacts to the judicial reorganization process in Brazil.

In accordance with the Notice to the Market of June 22, 2016, Oi and certain subsidiaries of Oi (“Oi Companies”), including Oi Brasil Holdings, obtained from the Brazilian Court overseeing Oi’s judicial reorganization a preliminary decision granting broad protection against creditor actions in connection with the judicial reorganization request. Moreover, courts in the U.K. and the U.S. have also granted recognition and provisional relief protecting certain Oi Companies from creditor action in those jurisdictions.

Notwithstanding this recent action taken in The Netherlands, Oi looks forward to continuing to engage in constructive reorganization discussions with a majority of creditors in connection with the Oi Companies’ judicial reorganization proceedings in Brazil. Oi intends to undertake all appropriate efforts in order to secure the protection of the interests of the Oi Companies and all of their stakeholders.

Rio de Janeiro, June 27, 2016

Flavio Nicolay Guimarães

Chief Financial Officer and Investor Relations Officer

Oi S.A.

Special Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the beliefs and expectations of Oi, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will”, “may”, “should”, “could”, “anticipates”, “intends”, “believes”, “estimates”, “expects”, “forecasts”, “plans”, “targets”, “goal” and similar expressions, as they relate to Oi or its management, are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur. Such statements reflect the current views of Oi management and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Oi or its affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian and U.S. federal securities laws and the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, Oi and its affiliates do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures Oi makes on related subjects in reports and communications that Oi files with the CVM and the SEC.